UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 4, 2004



                            Silverstar Holdings, Ltd.
             (Exact name of registrant as specified in its charter)


            Bermuda                      0-27494                    N/A
(State or other jurisdiction of   (Commission File Number)     (IRS Employer
         incorporation)                                      Identification No.)


            Clarendon House, Church Street, Hamilton, HM CX, Bermuda
             (Address of Principal Executive Offices with Zip Code)



       Registrant's telephone number, including area code: (441) 295-1422



                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Item 2.02.  Results of Operations and Financial Condition.

      On November 4, 2004, the Company issued the following press release:

                                                    Contact:
                                                    Clive Kabatznik
                                                    Silverstar Holdings
                                                    (561) 479-0040
                                                    clive@silverstarholdings.com

              Silverstar Holdings Reports Profit of $0.01 per Share
                    for the Quarter ended September 30, 2004
        Excluding Currency Adjustments and a One-Time Bad Debt Recovery,
                 Profits More Than Double That of Previous Year

BOCA RATON, FL- (MARKET WIRE)- November 4, 2004 - Silverstar Holdings, Ltd. (NasdaqSC:SSTR) today reported a profit of $0.01 per share for the quarter ended September 30, 2004.


The Company generated revenues of approximately $610,000 for the quarter with a profit of approximately $125,000 or $0.01 per share. The Company's Fantasy Sports game business generated profits of approximately $0.03 per share. Non-cash foreign currency losses for the quarter were approximately $229,000. Interest income for the quarter was approximately $157,000. In addition, the Company received a one-time bad debt recovery of approximately $165,000 during the quarter.


For the comparable period in the previous year, the Company reported a profit of approximately $435,000 or $0.05 per share, that included a non-cash foreign currency gain of approximately $345,000 and interest income of approximately $178,000.


Clive Kabatznik, Chief Executive Officer of Silverstar Holdings, said: "The profit from continuing operations for the first quarter of fiscal 2005 reflects the continued improvement in our operating businesses which was offset by a decrease in the value of our South African Rand-based assets. We are particularly pleased with the performance of our Fantasy games business. We remain optimistic that our ongoing efforts to increase profitability by focusing on the efficient operation of subscription-based Internet game businesses will provide further growth in shareholder value."

Mr. Kabatznik continued, "Our investment in Magnolia Broadband, continues to hold great promise as evidenced by their recent announcement of a broad strategic alliance with SK Telecom." Mr. Kabatznik concluded, "We continue to actively seek appropriate opportunities to enhance our revenues and income both organically and through acquisitions."


About Silverstar Holdings

Silverstar Holdings Ltd. is a publicly traded company, focusing on acquiring, controlling positions in high growth subscription-based businesses that stand to benefit from the economies of scale generated by Internet and other technology related platforms. It currently owns Fantasy Sports, Inc., a leading provider of fee based NASCAR-related and other fantasy sports games, as well as a stake in Magnolia Broadband, a fab-less semiconductor company and innovator of radio frequency (RF) solutions for the cellular industry.

The statements which are not historical facts contained in this press release are forward-looking statements that involve certain risks and uncertainties, including but not limited to risks associated with the uncertainty of future financial results, additional financing requirements, development of new products, regulatory approval processes, the impact of competitive products or pricing, technological changes, the effect of economic conditions and other uncertainties detailed in the company's filings with the Securities and Exchange Commission.

                                      # # #

                            Silverstar Holdings, Ltd.
                       Consolidated Statement of Earnings


                                      Quarter Ended          Quarter Ended
                                      September 30, 2004     September 30, 2003
                                      ------------------     ------------------

Revenues                              $610,335               $886,895



Currency Gain (Loss)                  $(229,213)             $344,851


Interest Income                       $157,404               $178,382


One-Time Bad Debt Recovery            $165,155               -


Net Income                            $125,283               $434,529



Net Income Per Share                  $0.01                  $0.05


Weighted Average Number of Shares
Outstanding                           8,695,513              8,482,469

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    November 5, 2004


                                              SILVERSTAR HOLDINGS, LTD.


                                              By:  /s/ Clive Kabatznik
                                                   -----------------------------
                                                   Name:  Clive Kabatznik
                                                   Title: CEO